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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
AMENDMENT NO.

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Optio Software, Inc. (Name of Registrant as specified in Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

February    , 2003

Dear Shareholder:

        We cordially invite you to attend a Special Meeting of Shareholders of Optio Software, Inc., to be held on Friday, March 7, 2003, at 9:00 a.m., local time, at the executive offices of Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005. The Special Meeting is being called at the request of a group of shareholders of Optio Software. The shareholder group has notified us that they intend to present resolutions at the Special Meeting asking the shareholders to:

  1.
  increase the size of the Board of Directors to nine members; and

  2.
  elect four directors to the Company's Board of Directors to fill the vacancies created by such increase in the size of the Board of Directors, to serve for the terms described in the accompanying Information Statement.

        These matters are described in the accompanying Notice of Special Meeting and Information Statement.

        Your vote is important and your attendance at the Special Meeting would be greatly appreciated. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,
/s/ WARREN K. NEUBURGER
Warren K. Neuburger President and Chief Executive Officer

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
(770) 576-3500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 7, 2003

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Optio Software, Inc., a Georgia corporation (the "Company") will be held on Friday, March 7, 2003, at 9:00 a.m. local time (the "Special Meeting"), at the executive offices of the Company at 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005 to consider and act upon resolutions which a group of shareholders propose to present at the Special Meeting to:

  1.
  increase the size of the board of directors of the Company to nine members; and

  2.
  elect four new directors listed below for the corresponding term:

Name	Term
Steven E. Kaye	Class I term to expire on the date of the annual meeting of shareholders to be held in 2003
Ronald G. Diener	Class II term to expire on the date of the annual meeting of shareholders to be held in 2004
G. Robert Beck	Class II term to expire on the date of the annual meeting of shareholders to be held in 2004
F. Barron Hughes	Class III term to expire on the date of the annual meeting of shareholders to be held in 2005

        The record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting, has been fixed as the close of business on Monday, February 3, 2003.

/s/ C. WAYNE CAPE
C. Wayne Cape Chairman of the Board

February    , 2003
Atlanta, Georgia

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
MARCH 7, 2003

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Shareholders Meeting

        By a notice dated January 6, 2003 delivered to Optio Software, Inc., a Georgia corporation (the "Company") (the "Special Meeting Letter"), shareholders representing 54.8% of the outstanding shares of common stock of the Company (the "Shareholder Group") demanded that the Company call a special meeting of its shareholders (the "Special Meeting"). The Special Meeting Letter identified as the matters to be considered at the Special Meeting the approval of the following resolutions to be proposed at the Special Meeting by one or more of the members of the Shareholder Group:

          RESOLVED, that the number of directors of the Company shall be nine (9);

          FURTHER RESOLVED, that, if the preceding resolution is approved by the shareholders of the Company, the following four (4) individuals are hereby elected to serve as directors of the Company as members of the classes as set forth below, to serve until their terms have expired as set forth below, until their successors are elected and shall be duly qualified, or until their earlier death, resignation, disqualification or removal:

Name	Term
Steven E. Kaye	Class I term to expire on the date of the annual meeting of shareholders to be held in 2003
Ronald G. Diener	Class II term to expire on the date of the annual meeting of shareholders to be held in 2004
G. Robert Beck	Class II term to expire on the date of the annual meeting of shareholders to be held in 2004
F. Barron Hughes	Class III term to expire on the date of the annual meeting of shareholders to be held in 2005

          FURTHER RESOLVED, that the appropriate officers, including but not limited to the Chairman of the Board, of the Company be and they hereby are authorized and directed to take such additional actions which are necessary or advisable to effectuate the purposes of these resolutions.

        This Information Statement is furnished in connection with a Special Meeting of Shareholders to be held on Friday, March 7, 2003, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the executive offices of Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005. The Company intends to mail this Information Statement on or about February 12, 2003, to all shareholders entitled to vote at the Special Meeting.

Who Can Vote

        Shareholders of record at the close of business on February 3, 2003, are entitled to notice of and to vote at the Special Meeting. At the close of business on February 3, 2003, the Company had outstanding [19,127,498] shares of common stock, each of which is entitled to one vote on each matter to be voted on at the Special Meeting.

How to Vote

        Shareholders are invited to attend the Special Meeting and can vote in person at that time. Members of the Shareholder Group, who together represent approximately 54.8% of the outstanding shares of common stock entitled to vote on each matter, have indicated to the Company their intent to vote in favor of the proposals presented in this Information Statement. The votes represented by those shareholders are sufficient to approve the proposals coming before the Special Meeting. THEREFORE, THE COMPANY IS NOT SOLICITING PROXIES FOR THIS MEETING.

Required Votes

        Votes Required to Hold the Special Meeting.    A majority of the shares of common stock issued and outstanding on February 3, 2003, present in person or by proxy at the meeting will constitute a quorum.

        Votes Required to Adopt the Proposed Resolutions and Elect Directors.    Approval of the proposal increasing the size of the Company's Board of Directors requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. Abstentions will have no effect on the results.

        Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. In voting to elect directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Votes that are withheld will not be counted and will have no effect in the election of directors. The four nominees receiving the greatest number of votes at the Special Meeting will be elected directors.

        The members of the Shareholder Group have indicated their intent to vote in favor of the resolutions to be presented at the Special Meeting.

No Dissenters' Rights

        The corporate actions described in this Information Statement will not afford to shareholders the opportunity to dissent from such actions or to receive an agreed or judicially appraised value for their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount and percent of shares of common stock which, as of February     , 2003, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by all Directors and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Owned(1)
Shareholder Group (6 persons)(2)	13,833,720	61.5%
C. Wayne Cape(3)	10,010,650	45.2%
Diane Cape(4)	3,069,130	16.0%
F. Barron Hughes(5)	807,500	4.1%
Daryl G. Hatton(6)	725,500	3.7%
G. Robert Beck(7)	586,666	3.1%
Ronald G. Diener(8)	553,800	2.9%
Warren K. Neuburger(9)	137,500	*
James J. Felcyn, Jr.(10)	36,000	*
Mitchel J. Laskey(11)	35,000	*
David T. Leach(12)	15,000	*
Steven E. Kaye(13)	—	*
All directors and executive officers as a Group (9 persons)(14)	11,073,626	48.1%

*
Less than 1% of the outstanding common stock.

(1)
For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days following February    , 2003, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
This is a "group" for the purposes of Section 13(d) of the Exchange Act that is comprised of C. Wayne Cape, Diane Cape, Charles R. Carey, Carole E. Carey, Ronald G. Diener and F. Barron Hughes. This number includes 3,358,500 shares subject to options exercisable within 60 days held by Mr. Cape and Mr. Hughes.

(3)
This number includes 3,000,000 shares subject to options exercisable within 60 days held by Mr. Cape, and 3,069,130 shares owned by Diane Cape, over which Mr. Cape has sole voting power pursuant to a Voting Agreement between the parties dated as of January 8, 2002. Mr. Cape disclaims such beneficial ownership of the securities held by Ms. Cape except to the extent of his indirect beneficial interest as the holder of voting power over such securities. Mr. Cape's business address is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

(4)
This number includes 3,069,130 shares over which Mr. Cape has sole voting power pursuant to a Voting Agreement between the parties dated as of January 17, 2002. Ms. Cape's address is 510 Avala Court, Alpharetta, Georgia 30022.

(5)
This number includes 358,500 shares subject to options exercisable within 60 days held by Mr. Hughes. Mr. Hughes' business address is c/o VertiSoft Corp., 70 Mansell Ct., Suite 210, Roswell, Georgia 30076.

(6)
This number includes 573,500 shares subject to options exercisable within 60 days held by Mr. Hatton and 1,000 shares held by Mr. Hatton's immediate family, with respect to which Mr. Hatton disclaims beneficial ownership. Mr. Hatton's business address is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

(7)
Mr. Beck's business address is c/o Sales Builders, Inc., 5400 Laurel Springs Parkway, Suite 403, Suwanee, Georgia 30024.

(8)
This number includes 499,000 shares held by the Ronald G. Diener Trust and 53,400 shares held by the Charles Schwab & Co., Inc./Ronald G. Diener IRA. Mr. Diener's business address is c/o Accenture, 161 N. Clark, Chicago, Illinois 60601.

(9)
This number includes 137,500 shares subject to options exercisable within 60 days held by Mr. Neuburger. Mr. Neuburger's business address is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

(10)
This number includes 25,000 shares subject to options exercisable within 60 days held by Mr. Felcyn. Mr. Felcyn's business address is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

(11)
This number includes 25,000 shares subject to options exercisable within 60 days held by Mr. Laskey. Mr. Laskey's business address is 2332 Alaqua Drive, Longwood, Florida 32779.

(12)
This number includes 15,000 shares subject to options exercisable within 60 days held by Mr. Leach. Mr. Leach's business address is 905 Tiverton Lane, Alpharetta, Georgia 30022.

(13)
Mr. Kaye's address is 171 Hightower Lake Trail, Ball Ground, Georgia 30107.

(14)
Includes 3,881,976 shares subject to options exercisable within 60 days.

PROPOSAL 1
INCREASE SIZE OF BOARD OF DIRECTORS

        In the resolutions included with the Special Meeting Letter, the Shareholder Group notified the Company that, as permitted by the Company's Second Amended and Restated Bylaws, the Shareholder Group is proposing to present to the shareholders of the Company at the Special Meeting a resolution to increase the size of the Board of Directors from five members to nine members.

        Section 3.2 of the Bylaws provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors or of the shareholders from time to time. The proposed resolutions, if adopted, would increase the number of directors on the Company's Board of Directors from five to nine.

        The effect of the increase in the Board's size from five to nine directors will be to enable the shareholders of the Company to fill the vacancies created by such increase with the candidates nominated by the Shareholder Group as permitted by the Bylaws and as set forth in the Special Meeting Letter.

PROPOSAL 2
ELECTION OF DIRECTORS

Introduction

        Section 3.8 of the Bylaws provides that a shareholder of the Company may nominate a person for election as a director by furnishing written notice to the Secretary of the Company not less than 60 days before the date of the meeting at which the directors are to be elected or the proposal is to be considered. In compliance with the Bylaws, the Shareholder Group, in the Special Meeting Letter, nominated four persons to fill the vacancies on the Board of Directors to be created if the expansion of the membership of the Board from five members to nine members is approved.

        The Board of Directors currently consists of five members, C. Wayne Cape, James F. Felcyn, Jr., Mitchel J. Laskey, David T. Leach and Warren K. Neuburger. The Board of Directors is divided into three classes, which are to be as equal in number of members as is practicable, and each of whose members serve for staggered three-year terms. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Messrs. Cape and Felcyn are the incumbent Class I Directors, Mr. Leach is the incumbent Class II Director, and Messrs. Laskey and Neuburger are the incumbent Class III Directors.

        The Shareholder Group has nominated the following four persons to be elected for the terms described below if the increase in the size of the Board of Directors is approved. Steven E. Kaye has been nominated for election as a Class I Director. G. Robert Beck and Ronald G. Diener have been nominated for election as Class II Directors. F. Barron Hughes has been nominated to serve as a Class III Director. The terms of the Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of successor directors at the 2003, 2004 and 2005 annual meetings of shareholders, respectively.

        The Company does not believe that there are any family relationships between the nominees and any of the directors or executive officers of the Company. The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve.

Nominees for Director

        The following sets forth certain information regarding the four nominees for director identified by the Shareholder Group in the Special Meeting Letter.

Nominee to Serve as Class I Director (Term Expires in 2003)

        Steven E. Kaye, 50, has been nominated to serve on the Board of Directors of the Company. Since September 2002, Mr. Kaye has served as a consultant to various public and private companies. From November 2000 until September 2002, Mr. Kaye was employed by Lombardi Software, Inc., as Vice President of Global Alliances. From May 1999 until November 2000, Mr. Kaye served as Senior Vice President of Marketing and Business Development for the Company. From February 1998 until April 1999, Mr. Kaye served as Vice President of Marketing for Softlab, Inc. From June 1996 until February 1998, Mr. Kaye was employed by KnowledgeX, Inc., serving as Senior Vice President of Marketing and Business Development.

Nominees to Serve as Class II Directors (Term Expires in 2004)

        G. Robert Beck, 44, has been nominated to serve on the Board of Directors of the Company. Since 2000, Mr. Beck has served as Chief Executive Officer and President of Sales Builders, Inc., a sales training and executive consulting firm. From 1998 until August 2000, Mr. Beck served as Executive Vice President of Sales for the Company.

        Ronald G. Diener, 53, has been nominated to serve on the Board of Directors of the Company. Since July 2000, Mr. Diener has served as an alliance manager for Accenture, a global management and technology-consulting firm. From March 1999 until June 2000, Mr. Diener provided independent consulting services to various public and private companies. From March 1997 until February 1999, Mr. Diener was Vice President of Strategic Alliances for the Company.

Nominee to Serve as Class III Director (Term Expires in 2005)

        F. Barron Hughes, 45, has been nominated to serve on the Board of Directors of the Company. Since August 2002, Mr. Hughes has served as Chief Financial Officer for VertiSoft Corp., a software company specializing in the healthcare industry. Prior to joining VertiSoft Corp., Mr. Hughes served as Chief Financial Officer for the Company from September 1994 until January 2002 and continued to be employed by the Company through May 2002.

Directors' Compensation

        The Company reimburses all directors for their reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committees on which they serve. The non-employee members of the Board of Directors receive compensation of $1,000 for each "in-person" meeting of the Board of Directors or a committee thereof. For each telephonic meeting of the Board or a committee thereof, non-employee directors receive $250 cash compensation for their participation in such meeting. Board and committee meetings held in conjunction (or in close proximity) with each other will entitle the director to only a single, $1,000 fee.

        In addition, the non-employee members of the Board are entitled to receive options pursuant to the Optio Software, Inc. Directors' Stock Option Plan, which was adopted by the Board of Directors in

October 1999. Under the terms of the Directors' Stock Option Plan, upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the common stock of the Company. At the end of each completed year of service as an eligible director, a director is granted an option to purchase 5,000 shares of common stock on the date of the annual meeting of shareholders. All options granted under the Directors' Stock Option Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares on the date of grant. Pursuant to the Directors' Stock Option Plan, 300,000 shares of common stock are reserved for issuance. Following the Special Meeting, Messrs. Beck, Diener, Hughes and Kaye will each receive, pursuant to the terms of the Directors' Stock Option Plan, options to purchase 10,000 shares of common stock.

Limitation of Liability and Indemnification of Officers and Directors

        The Company's amended and restated articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Georgia law. The Company's Bylaws provide that it must indemnify its directors against all liabilities to the fullest extent permitted under Georgia law and that the Company must advance all reasonable expenses incurred in a proceeding where the director was a party because he or she was a director.

        The Company has entered into agreements that require it to indemnify its directors and officers to the fullest extent permitted under Georgia law. In addition, the Company has agreed to defend, hold harmless and indemnify its directors and officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he or she is a director or officer, as the case may be, of the Company or is serving, at the request of the Company, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any business opportunity of the Company, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Georgia law. Further, the Company will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Company believes that these agreements, as well as the provisions contained in its articles and bylaws described above, are necessary to attract and retain qualified persons as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors of the Company pursuant to the provisions of the charter documents, Georgia law or the agreements described above, the Company has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's common stock to file reports of beneficial ownership and changes in beneficial ownership of such stock with the Securities and Exchange Commission. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2003, the following persons nominated by the Shareholder Group to serve on the Board of Directors failed to file on a timely basis reports required by Section 16(a), for the transactions indicated:

Name of Reporting Person	Description
F. Barron Hughes	Statement of Changes in Beneficial Ownership on Form 4 was due May 10, 2002 and filed on July 9, 2002; Statement of Changes in Beneficial Ownership on Form 4 was due June 10, 2002 and filed on July 9, 2002.

CERTAIN TRANSACTIONS

        The Company has agreed to provide indemnification to its executive officers and directors which may require the Company to indemnify officers and directors against liabilities that may arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

OTHER MATTERS

        The Company is not aware of any other matter to be presented for action at the Special Meeting other than those mentioned in the Notice of Special Meeting of Shareholders and referred to in this Information Statement.

/s/ WARREN K. NEUBURGER
Warren K. Neuburger President and Chief Executive Officer

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 7, 2003
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
OTHER MATTERS